Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of Columbus McKinnon Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitute and appoint Gregory P. Rustowicz and Alan S. Korman, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the United States Securities and Exchange Commission (or any other governmental or regulatory authority) an automatic shelf registration statement (the “Registration Statement”) on Form S-3ASR or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder, by the Corporation of an unspecified proposed maximum aggregate offering price of (i) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Corporation’s preferred stock, par value $1.00 per share (“Preferred Stock”), (iii) warrants for the purchase of Debt Securities (as defined below), Common Stock, Preferred Stock or units for two or more of these types of securities (“Warrants”), (iv) rights for the purchase of Common Stock, Preferred Stock or Debt Securities (“Rights”), (v) stock purchase contracts (“Stock Purchase Contracts”), (vi) units consisting of one or more of Common Stock, Preferred Stock, Warrants, Rights, Stock Purchase Contracts, Debt Securities or any combination thereof and (vi) senior debt securities or subordinated debt securities of the Corporation (collectively “Debt Securities”); and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: June 23, 2023

/s/ David J. Wilson David J. Wilson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory P. Rustowicz Gregory P. Rustowicz	Executive Vice President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gerald G. Colella Gerald G. Colella	Chair of the Board of Directors

/s/ Chad R. Abraham Chad R. Abraham	Director

/s/ Aziz S. Aghili Aziz S. Aghili	Director

/s/ Jeanne Beliveau-Dunn Jeanne Beliveau-Dunn	Director

/s/ Michael Dastoor Michael Dastoor	Director

/s/ Richard H. Fleming Richard H. Fleming	Director

/s/ Heath A. Mitts Heath A. Mitts	Director

/s/ Kathryn V. Roedel Kathryn V. Roedel	Director

/s/ Rebecca Yeung Rebecca Yeung	Director